UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ________________

                                  FORM 8-K/A

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



        Date of report (Date of earliest event reported): April 7, 2005


                             LIBERATE TECHNOLOGIES
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            (Exact name of registrant as specified in its charter)


            Delaware                     000-26565               94-3245315
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 (State or other jurisdiction     (Commission File Number)     (IRS Employer
      of incorporation)                                      Identification No.)



   2655 Campus Drive, Suite 250, San Mateo, California            94403
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        (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code     (650) 645-4000
                                                      --------------------------


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        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01  Completion of Acquisition or Disposition of Assets

         This Form 8-K/A is an amendment to the Form 8-K, filed on April 7, 2005. The Form 8-K was inadvertently missing the conformed signature on the signature page.

         On April 7, 2005, Liberate Technologies, (the "Registrant") completed the previously announced sale of substantially all of the assets of its North America business to Double C Technologies, LLC (the "Double C"), a joint venture majority owned and controlled by Comcast Corporation with a minority investment by Cox Communications, Inc. Double C acquired from the Registrant and its subsidiaries certain assets and assumed certain limited liabilities relating to the Registrant's business in the United States, Canada and Mexico (the "North America Business"). The parties also entered into an agreement to cross-license technology and intellectual property to one another following the closing for purposes of the continued conduct of their respective business. The Registrant received cash consideration of approximately $82 million in connection with the completion of the asset sale to Double C. The sale was made pursuant to the Asset Purchase Agreement, dated as of January 14, 2005 by and among the Registrant, its subsidiary and Double C ("the Purchase Agreement") which was attached as Exhibit 2.6 to the Current Report on Form 8-K/A filed by the Registrant on January 18, 2005. The foregoing summary descriptions of the asset purchase agreement are qualified in their entirety by the full text of such agreement. A copy of the press release announcing the closing of the above transaction is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01   Other Events

         As a result of the closing of the transaction, the special dividend in the amount of $2.10 per share of the Registrant's common stock previously declared by the Board of Directors of the Registrant on March 25, 2005 is now payable to stockholders of record as of April 4, 2005. In accordance with the NASD rules, the ex-dividend date will be April 11, 2005. A copy of the press release announcing the payment of the special dividend is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

         In order to prevent dilution or enlargement of the rights of option holders, effective upon the date of the payment of the special dividend, the Registrant will also make an equitable adjustment to the exercise price of stock options outstanding under the 1999 Incentive Plan as of April 4, 2005. The equitable adjustment shall consist of a reduction in the exercise price of such options in an amount equal to the special dividend, or, if the per share dividend price is equal to or greater than the per share exercise price of any stock option, then such stock option shall be canceled and replaced with one share of the Registrant's common stock plus cash equal to the difference between the per share dividend and the stock options per share exercise price. Additionally, the stock unit award agreements have been amended to provide that each holder of outstanding stock units shall be entitled to dividend equivalent rights relating to the special dividend with respect to stock units outstanding under the 1999 Incentive Plan as of April 4, 2005, to the extent such stock units are or become vested, to be credited to the stock unit holders in cash and settled as of such date or upon vesting of the stock unit, whichever is later.

Item 9.01  Financial Statements and Exhibits

(c)      Exhibits

99.1     Press Release of the Registrant dated April 7, 2005

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           LIBERATE TECHNOLOGIES



                                           By:  /s/ Gregory S. Wood
                                               ---------------------------------
                                           Name:    Gregory S. Wood
                                           Title:   Executive Vice President and
                                                    Chief Financial Officer
Date:  April  7, 2005



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                                 EXHIBIT INDEX


EXHIBIT NO.                DESCRIPTION
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99.1                       Press Release of the Registrant dated April 7, 2005